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         It is hereby witnessed and agreed this 18th day of October, 2000 by and between Interallied Group, Inc. (formerly known as Interallied Restaurant Group, Inc.), 1 Jacqueline St. New Windsor, New York 12553 and Interallied Group of Rochester LLC (hereinafter the Company) with offices c/o PF Financial Services, Inc., 706 Third Avenue, New York 10017 as follows:

         Whereas, Interallied Group, Inc. has agreed to transfer its 25% interest in Interallied Group of Rochester LLC to the Company, and

         Whereas, in consideration of said transfer the Company has agreed to indemnify and hold harmless Interallied Group, Inc. for any and all claims, guarantees or calls which may be or have been made at anytime prior or subsequent to the date hereof,

         Now Therefore it is agreed as follows;

         The parties respectively ratify the transfer of Interallied Group Inc.'s 25% interest in Interallied Group of Rochester LLC to the Company

         Interallied Group of Rochester LLC agrees to save and hold harmless Interallied Group, Inc. and its shareholder for any claims, causes of action which may be asserted at anytime against the Corporation or its representatives arising out of the various business endeavors of the Corporation not limited to but including any guarantees of payment of leases of real or personal property and/or any obligation created by the Company's Operating Agreement, By-Laws or Article.

         Each of the signatories hereto represents that the execution of this agreement is made in the ordinary course of business of the entities in behalf of which they have affixed their respective signatures.

         Each of the signatories hereto represents that this transaction has been authorized by the respective shareholders, officers and directors of the respective entities and that each signatories has been duly authorized to execute this agreement by said shareholders, officers and directors.





                                              Interallied Group, Inc.

                                         By:  /s/ MAUREEN SIRULL
                                              ----------------------------------
                                              Maureen Sirull

                                              Interallied Group of Rochester LLC

                                         By:  /s/ HOWARD FREEDMAN
                                              ----------------------------------
                                              Howard Freedman